EXHIBIT 23

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:

   We consent to the incorporation by reference of our report on page II-26 dated January 20, 1999 (March 2 as to Note 23) and of our report on page IV-16 dated January 20, 1999 (March 1 as to Note 19) appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1998, in the following Registration Statements:

           Registration
Form       Statement No.  Description
----       -------------  -----------

S-3        333-13797      General Motors Corporation Debt Securities

S-3        333-61613      General Motors Corporaiton Debt Securities

S-3        33-47343       General Motors Corporation $1-2/3 Par Value Common
           (Post-Effective   Stock
           Amendment No. 1)

S-3        33-49035       General Motors Corporation $1-2/3 Par Value Common
           (Amendment No. 1) Stock

S-3        33-56671       General Motors Corporation $1-2/3 Par Value Common
          (Amendment No. 1)  Stock

S-3        33-49309       General Motors Corporation Dividend Reinvestment
                             Plan

S-8        333-17975      The General Motors Personal Savings Plan for
                             Hourly-Rate Employees in the United States

S-8        33-54841       General Motors Amended 1987 Stock Incentive Plan

S-8        333-73141      General Motors Savings-Stock Purchase Program for
                             Salaried Employees in the United States

S-8        33-32322       Hughes Aircraft Company Salaried Employees' Thrift
                             and Savings Plan
                          Hughes Aircraft Company Tucson Bargaining
                             Employees' Thrift and Savings Plan
                          Hughes Aircraft Company California Hourly
                             Employees' Thrift and Savings Plan
                          Hughes Thrift and Savings Plan

S-8        33-54835       The GMAC Mortgage Corporation Savings Incentive Plan

S-8        333-49571      Hughes Electronics Corporation Incentive Plan

S-8        333-21029      Saturn Individual Savings Plan for Represented
                             Members

S-8        333-17937      Saturn Personal Choices Savings Plan for
                             Non-Represented Members

S-8        333-44957      General Motors 1998 Stock Option Plan

S-8        333-66653      ASEC Manufacturing Savings Plan

S-8        333-66655      General Motors Deferred Compensation Savings Plan
                             for Executive Employees

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 9, 1999



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